EXHIBIT 10.2
PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated as of May 18, 2020 (as amended from time to time, this “Agreement”), is between HAVERTY FURNITURE COMPANIES, INC., a Maryland corporation (“Seller”), and each of the Delaware limited liability companies listed under “Buyers” on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

Background

Seller owns certain warehouse and distribution center properties listed on Schedule I hereto, and desires to sell and leaseback, and the Buyers desire to purchase and lease to Seller, such properties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Definitions.  The following terms shall have the following meanings for purposes of this Agreement:
“Appraisal” with respect to any Property means an appraisal of such Property from an appraiser acceptable to STEF and in form and substance reasonably acceptable to STEF.
“Business Day” means any day other than a Saturday or a Sunday or other day on which commercial banks in the State of Georgia are required or are authorized to be closed.
“Cap Rate” means 6.25% with respect to the Properties located in Coppel, Texas and Lakeland, Florida and 6.35% with respect to the Property located in Colonial Heights, Virginia.
“Closing Date” means May 18, 2020.
“Environmental Audit” with respect to any Property means a Phase I environmental audit performed by a firm reasonably acceptable to STEF.
“Land” with respect to each property listed on Schedule I hereto, the land related thereto.
“Improvements” means all buildings, structures and other improvements located or to be located on the Land, together with all fixtures (including but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, but not including any racking or other Personal Property (as defined below)) located or to be located on, or used or to be used in connection with, such buildings, structures and other improvements.
“Permitted Encumbrances” with respect to each Property shall mean the encumbrances listed on Schedule B to the Title Policy for such Property.

“Property” shall mean each of the properties listed on Schedule I, and shall include the fee simple interest in the related Land and all Improvements on such Land at the time of the sale thereof to the related Buyer pursuant to this Agreement and the Seller’s interest in all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to such Land and Improvements.
Notwithstanding anything to the contrary contained herein, the following shall not be transferred, assigned or conveyed to Buyers, and shall be excluded from the Property:
“Excluded Assets,” being all right, title and interest of Seller, if any, in any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, all trademarks, trade names, brand marks, brand names, trade dress or logos used by Seller or any of its affiliates in the ownership and/or operation of any furniture distribution centers or furniture stores, and any other intangible property that is not used exclusively in connection with the Property;
“Excluded Materials,” being all right, title and interest of Seller, if any, in and to all: (1) information contained in financial analyses or projections; (2) material that is subject to attorney-client privilege or that is attorney work product; (3) appraisal reports or letters; (4) organizational, financial and other documents relating to Seller or its affiliates (other than any evidence of due authorization and organization required under this Agreement); (5) material that is subject to a confidentiality agreement or non-disclosure agreement; (6) preliminary or draft reports or studies that have been superseded by final reports or studies; or (7) letters of intent, purchase agreements, loan documents or other documents, instruments or agreements evidencing or relating to Seller’s acquisition of the Properties or any prior financing or attempted sale of such Properties or any portion thereof, provided that Excluded Materials shall not include (i) any documents, instruments, agreements or information that is a matter of public record or that is otherwise publicly available or that is included in any Report or (ii) any financial statements of Seller delivered to STEF in connection with the transactions contemplated by this Agreement or that are delivered to the Buyers under the Lease at any time; and
“Personal Property,” being all right, title and interest of Seller, if any, in and to all tangible personal property located in or on the Land or Improvements and used or owned (by any person or entity, including tenants at, and occupants of, the Property) in the operation, maintenance, or use of the Property, including (1) all trade fixtures, lighting fixtures, furniture, signs and related personal property with respect to the Property and the operations thereof; (2) all equipment used in connection with the use and or maintenance of the Property and improvements thereon; and (3) any equipment or other personal property leased by Seller from any third parties.

“Reports” with respect to any Property means, collectively, the Environmental Audit, the Appraisal, a zoning report, the Survey, the Title Policy and a property condition report, in each case for such Property.
“Seller Responsible Encumbrances” with respect to any Property means (i) any and all mortgages, deeds of trust, assignments of lease, financing statements or other agreements evidencing or related to indebtedness obtained by Seller and secured by such Property or any part thereof, (ii) any liens or encumbrances arising as a result of Seller’s or any of its affiliate’s failure to pay any income, real property or other taxes or any common area charges, maintenance costs or fees or utility fees and (iii) any judgment, mechanics’ or similar liens against the such Property or Seller or any of its affiliates that encumber such Property.
“STEF” means SunTrust Equity Funding, LLC, a Delaware limited liability company.
“Survey” with respect to any Property means an as-built survey for such Property, which survey shall contain the minimum detail for land surveys as most recently adapted by ALTA/ACSM, shall contain a standard form certification to the Title Company and the related Buyer, shall show a “metes and bounds” and/or “block and lot” legal description and the completion of all foundations of the Improvements and shall otherwise be reasonably satisfactory to STEF.
“Title Company” means First American Title Insurance Company.
“Title Policy” with respect to any Property means an owner’s policy of title insurance for such Property from the Title Company, with such endorsements thereto as shall be reasonably requested by the related Buyer and as are available in the applicable state.
Section 2.  Closing.  The closing (the “Closing”) of the sale of the Properties shall be accomplished by mail and wire transfer and shall consummate at the offices of the Title Company on the Closing Date.
Section 3.  Purchase Price.  At the Closing, each Buyer shall pay an amount equal to the purchase price for the Property to be purchased by such Buyer as set forth on Schedule I hereto (such amount, the “Purchase Price”).  On or before the Closing Date, Seller shall remove and discharge of record all Seller Responsible Encumbrances; in the event that Seller does not so remove and discharge any Seller Responsible Encumbrance with respect to any Property, the Purchase Price for such Property shall be reduced by the amount required to so remove and discharge Seller Responsible Encumbrance and Seller shall take such action as STEF reasonably requests to discharge Seller Responsible Encumbrance of record promptly after the Closing, including, without limitation, obtaining any necessary releases thereof in recordable form.  The Buyers shall pay the Purchase Prices for the Properties by federal wire transfer of immediately available funds to the Title Company on the Closing Date.

Section 4.  Conditions Precedent to Closing.  Each Buyer’s obligation to acquire any Property hereunder is conditioned on all of the following, any or all of which may be expressly waived by STEF, in writing, at its sole option:  (i) all representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent that they expressly relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such earlier date, (ii) Seller shall have delivered all of the documents and other items required pursuant to Section 5 and shall have performed all other covenants, undertakings and obligations to be performed by Seller with respect to such Property at or prior to the Closing, (iii) the related Buyer shall have received all of the Reports for such Property from such firms as shall have been selected by such Buyer or be otherwise satisfactory to such Buyer and which shall be satisfactory to Buyer in form and substance and (iv) the Closing occurs on or prior to May 31, 2020.
Section 5.  Deliveries by Seller.  On the Business Day prior to the Closing Date, Seller shall have delivered all of following (the “Seller Closing Documents”) to the Title Company with respect to each Property:
(a)
 a special warranty deed for such Property, in substantially the form of Exhibit A hereto (with such changes thereto as may be reasonably necessary to make such deed in recordable form in the applicable jurisdiction), duly executed by Seller, transferring such Property to the related Buyer free of all liens other than Permitted Encumbrances;

(b)	a bill of sale for such Property in the form attached hereto as Exhibit B duly executed by Seller;
(c)	an original Certification of Non-Foreign Status, duly executed by Seller;
(d)
a lease for such Property in the form attached hereto as Exhibit C (a “Lease”) and a memorandum of lease (a “MOL”) substantially in the form attached hereto as Exhibit D, each duly executed by Seller and each with the blanks therein appropriately filled out, including, without limitation, in the case of the Lease, the Basic Rent (as defined in the Lease) for such Property, which initial annual Basic Rent shall be equal to the (i) the Purchase Price for such Property, times (ii) the Cap Rate;

(e)	an opinion of counsel in the form attached hereto as Exhibit E;
(f)
a secretary’s or assistant secretary’s certificate for Seller with Seller’s certificate of incorporation, by-laws and resolutions authorizing the transactions contemplated by this Agreement attached, and including a certification of the incumbency and genuine signature of the officer(s) executing documents on behalf of Seller

(g)	good standing certificates for Seller from Maryland and from the respective states where the Properties are located;
(h)	a completed W-9 for Seller;

(i)	evidence of the insurance coverage required to be carried under the related Lease;
(j)	any transfer tax forms that are required to be signed by a seller of real property in the jurisdiction in which the Property is located duly executed by Seller;
(k)	An executed counterpart of the joint closing settlement statement prepared by the Title Company and approved by the parties (the “Settlement Statement”); and
(l)
such other affidavits, documents and certificates as may be customarily and reasonably required by the Title Company in order to effectuate the transaction contemplated hereby, including, without limitation, a gap indemnity, if required by the Title Company.

Section 6.  Deliveries by Buyers.  On the Business Day prior to the Closing Date, the related Buyer shall deliver the following (the “Buyer Closing Documents”, and collectively with the Seller Closing Document, the “Closing Documents”) to the Title Company with respect to such Property:
(a)	the Lease and the MOL for such Property duly executed by such Buyer; and
(b)	An executed counterpart of the Settlement Statement;
(c)	An executed counterpart of the Landlord’s Waiver and Consent in the form attached as Exhibit E to the Lease; and
(d)
such other affidavits, documents and certificates as may be customarily and reasonably required by the Title Company in order to effectuate the transaction contemplated hereby, including, without limitation, a gap indemnity, if required by the Title Company.

Section 7. Seller Representations.  Seller hereby represents and warrants to STEF and to the Buyers, as of the Closing Date, as follows:

(a)
Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to enter into, and perform its obligations under, this Agreement, the Leases, and any other documents contemplated by this Agreement, including, without limitation, conveying and leasing back the Properties.  The execution and delivery of this Agreement and the Leases, and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action on the part of Seller, (ii) do not require any governmental or other consent, exemption or authorization, or any notice to, or filing with, any governmental authority or any other person and (iii) do not and will not result in the contravention of Seller’s organizational documents or a breach of any material agreement, indenture, judgment, order or other instrument to which Seller is a party or is otherwise bound.  This Agreement and the Leases constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms.

(b)
Seller has not assigned, pledged or transferred any Property, and no other person or other entity has any right or option to acquire any Property.  Seller is in possession of each Property, Seller has not leased or subleased all or any part of any Property to any person or entity and no other person or entity has any right of possession in or to any Property.

(c)
Seller has not received written notice of any actual, pending or threatened suits, actions, arbitrations, claims or proceedings, at law or in equity, affecting any Property.  Seller has not received written notice alleging the existence of any violation of any rule, regulation, ordinance, law or similar matter that applies to any Property, or to the use or operation of any Property, and Seller has no actual knowledge that any such violation exists.

(d)
Seller has received no written notice, and does not otherwise have any actual knowledge, of any threatened condemnation or taking with respect to any Property or any part thereof.  Seller has no actual knowledge of any casualty with respect to any Property that has not been repaired.  Each Property has been unconditionally accepted by Seller and a certificate of occupancy or other required documentation for the operation of the Property has been obtained and is in full force and effect.

(e)	Seller has not dealt with or engaged any broker in connection with the transactions contemplated by this Agreement.
(f)
Neither Seller, nor, to Seller’s knowledge, any previous owner or operator of any Property, has made, released, treated, generated, stored or disposed of any Hazardous Substances at such Property, except in Seller’s ordinary course of business of operating a furniture distribution center and in accordance with all applicable Environmental Laws.  Seller has no actual knowledge of any violation or alleged violation of any applicable Environmental Laws with respect to any Property.  “Hazardous Substances” shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction or by-product thereof), underground storage tanks, and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of which is prohibited, controlled or regulated by any applicable Environmental Law.  “Environmental Law” shall mean any federal, state, regional, county or local governmental statute, law, regulation, ordinance, order or code or any consent decree, judgment, permit, license, code, covenant, deed restriction, common law, or other requirement presently in effect or hereafter created, issued or adopted, pertaining to protection of the environment, health or safety of persons, natural resources, conservation, wildlife, waste management, and pollution (including, without limitation, regulation of releases and disposals to air, land, water and ground water), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. 300(f) et seq., and all amendments as well as any similar state or local statute or code and replacements of any of the same and rules, regulations, guidance documents and publications promulgated thereunder.

(g)
Seller has not received any written notice or claim, and does not otherwise have any actual knowledge of, any violation of any Permitted Encumbrance applicable to any Property or any encroachment of any part of any Property onto any adjacent property or roadway or any applicable easement.

(h)
All financial statements delivered to STEF with respect to Seller were prepared in accordance with generally accepted accounting principles consistently applied through the periods covered thereby and fairly present the financial condition of Seller as of the dates thereof and its results of operations for the periods covered thereby, subject to normal year end audit adjustments in the case of any interim unaudited financial statements.

Section 8.  Representations of Buyers.  Each Buyer represents and warrants to Seller, as of the Closing Date, with respect to the Property purchased by such Buyer, as follows:
(a)
Such Buyer is duly organized and in good standing under the laws of the State of Delaware and has the legal capacity to enter into, and perform its obligations under, this Agreement and any other documents contemplated by this Agreement, including, without limitation, acquiring and leasing the Property to be acquired by such Buyer.

(b)
The execution and delivery of this Agreement and the related Lease by such Buyer and the consummation of the transactions contemplated hereby by it (i) have been duly authorized by all necessary action on the part of such Buyer, (ii) do not require any governmental or other consent and (iii) will not result in the breach of any agreement, indenture or other instrument to which such Buyer is a party or is otherwise bound.  This Agreement and the Lease to which such Buyer is a party constitute the legal, valid and binding obligations of such Buyer, enforceable against it in accordance with its terms.

Section 9.  As-Is Buyer.  BUYERS ARE EXPERIENCED COMMERCIAL REAL ESTATE OWNERS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DOCUMENTS, SELLER HAS NOT MADE, NOR DOES SELLER HEREBY MAKE, ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR OTHER STATEMENTS AS TO THE CONDITION OF THE PROPERTIES, AND BUYERS ACKNOWLEDGE THAT AT CLOSING BUYERS ARE PURCHASING THE PROPERTIES ON AN “AS IS, WHERE IS” BASIS AND “WITH ALL FAULTS,” WITHOUT RECOURSE AND WITHOUT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER OR ITS AGENTS AS TO ANY MATTERS CONCERNING THE PROPERTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DOCUMENTS, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY MEMBER, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO THE CONDITION OR REPAIR OF THE PROPERTIES OR THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL THEREOF OR AS TO ANY OTHER FACT OR CONDITION THAT HAS OR MIGHT AFFECT THE PROPERTIES OR THE CONDITION, REPAIR, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTIES OR ANY PORTION THEREOF. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT, THE CLOSING DOCUMENTS, AND THE SCHEDULES AND EXHIBITS ANNEXED HERETO, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT, AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION, WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT, COVENANT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT, COVENANT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT, THE EXHIBITS ANNEXED HERETO OR THE CLOSING DOCUMENTS.  UPON THE CLOSING, BUYERS WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYERS’ INSPECTIONS AND INVESTIGATIONS.  BUYERS, WITH BUYERS’ COUNSEL, HAVE FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT AND UNDERSTAND THE SIGNIFICANCE OF EACH AND AGREE THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTIES TO BUYERS FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.

BUYERS FURTHER COVENANT AND AGREE NOT TO SUE SELLER AND RELEASE SELLER OF AND FROM AND WAIVE ANY CLAIM OR CAUSE OF ACTION, INCLUDING WITHOUT LIMITATION ANY STRICT LIABILITY CLAIM OR CAUSE OF ACTION, THAT BUYERS MAY HAVE AGAINST SELLER UNDER ANY ENVIRONMENTAL LAW, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED BY THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, 42 U.S.C. 9601 ET SEQ, OR BY VIRTUE OF ANY COMMON LAW RIGHT, NOW EXISTING OR HEREAFTER CREATED, RELATED TO PROTECTION OF THE ENVIRONMENT OR HEALTH AND SAFETY OR TO POLLUTION, ENVIRONMENTAL CONDITIONS OR ENVIRONMENTAL MATTERS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PROPERTY; PROVIDED, HOWEVER, NOTHING IN THIS PARAGRAPH SHALL LIMIT BUYERS’ RIGHT TO SUE SELLER FOR, AND THE FOREGOING RELEASE AND WAIVER SHALL NOT APPLY TO, A BREACH OF SELLER’S REPRESENTATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OF THE SELLER CLOSING DOCUMENTS OR ANY CLAIM AGAINST SELLER AS TENANT UNDER THE LEASES.  THE PROVISIONS OF THIS SECTION 9 SHALL SURVIVE THE CLOSING AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND ARE HEREBY DEEMED INCORPORATED INTO THE DEED FOR EACH PROPERTY AS FULLY AS IF SET FORTH AT LENGTH THEREIN.
NOTHING SET FORTH IN THIS SECTION 9 OR OTHERWISE IN THIS AGREEMENT IS INTENDED TO, OR SHALL, LIMIT OR WAIVE ANY RIGHT, CLAIM, INTEREST OR CAUSE OF ACTION THAT ANY BUYER NOW OR HEREAFTER MAY HAVE AGAINST SELLER AS TENANT UNDER THE LEASES.
Section 10.  Notices.  All notices required or permitted hereunder shall be in writing and shall be given (a) by registered or certified mail, postage prepaid, or (b) by a nationally recognized overnight delivery service which provides receipted delivery, (i) if to Seller, to Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia  30342, Attn: Janet Taylor, Esq., or such other address as Seller shall have last designated by written notice given as aforesaid to STEF, with a copy to Jones Day, 77 W. Wacker Drive, Suite 3500, Chicago, Illinois  60601, Attn:  Brian L, Sedlak, Esq. and (ii) if to STEF or any Buyer, to SunTrust Equity Funding, LLC, 3333 Peachtree Road, NE, 10th Floor, Atlanta, Georgia  30326, Attn:  Patrick Zepeda (email:  patrick.zepeda@suntrust.com), or such other address as STEF shall have last designated by written notice given as aforesaid to Seller, with a copy to Julia R. Sarron, Sarron Law Group, LLC, 1424 W. Ohio St., Chicago, Illinois  60642-6118 (E-mail: jsarron@sarronlaw.com).  Notices shall be deemed given upon receipt at the applicable address.

Section 11.  Payment of Fees and Expenses.  Seller shall be solely responsible for payment of (a) all of Seller’s and STEF’s legal fees and expenses with respect to the transactions contemplated hereby, (b) all transfer taxes and intangible taxes payable in connection with the sale of the Properties to the Buyers, (c) the premium for the Title Policies for the Properties, including all endorsements thereto requested by a Buyer and available in the applicable state, (d) all costs related to the Reports, (e) all of the Title Company’s search and escrow fees and all other closing costs and expenses, (f) all the costs of formation of the Buyers and the qualification of each Buyer in the state where the Property to be purchased by such Buyer is located, and (g) all the costs and expenses incurred in connection with recording the MOLs (collectively, the “Transaction Expenses”).  The Transaction Expenses shall be paid by Seller on the Closing Date.
Section 12.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without giving effect to any conflict of laws thereof that would result in the law of another state governing this Agreement.
Section 13.  Assignment.  Seller shall not assign this Agreement.  Any Buyer may assign its rights, claims and obligations under this Agreement to (i) any other limited liability company with respect to which STEF or any of its affiliates is the sole member, (ii) to any person to which such Buyer sells its Property and (iii) to any lender providing funding for the related Buyer’s ownership of its Property.
Section 14.  Seller’s Logo.  STEF and its affiliates may use Seller’s name or logo or a general description of the transactions contemplated hereby in marketing and promotional materials prepared or used by STEF, in electronic or other format.
Section 15.  Miscellaneous.  This Agreement may be executed in multiple counterparts or with multiple signature pages which, when assembled as a single document or, if not so assembled, when taken together shall be deemed to be fully effective and operative as an original document.  Any signature page executed in a “DocuSign”, “esign” or similar format, and/or distributed by pdf or similar manner, shall be deemed to be an original thereof for all purposes.  The section headings appearing in this Agreement are for convenience and reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.  Without limiting the effect of the representations and warranties of either party, each party to this Agreement has obtained its own legal, accounting and tax advice, and has not relied upon the other party or other party’s advisors with respect to legal, accounting and/or tax matters related to the transactions contemplated by this Agreement.  This Agreement, the Leases and the other documents delivered pursuant to this Agreement constitutes the entire and complete contract between the parties hereto.  This Agreement may be modified or amended only by an amendment in writing and signed by the parties hereto.
Section 16.  Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY AGREE TO WAIVE TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDINGS RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.  Attorneys’ Fees.  If Seller, on the one hand, or STEF or any Buyer, on the other hand, brings any action or suit against the other for any matter relating to or arising out of this Agreement, then the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to recover from the other party all costs and expenses of suit, including reasonable attorneys' fees.  Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees incurred in enforcing, perfecting and executing such judgment.
Section 18.  Integration.  This Agreement, the Seller Closing Documents and the Buyer Closing Documents embody the entire agreement and understanding between Seller, Buyers and STEF with respect to the transactions contemplated hereby and supersede all other agreements and understandings between Seller and STEF with respect to the subject matter thereof.  This Agreement, the Seller Closing Documents and the Buyer Closing Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of Seller, Buyers and STEF or any course of prior dealings.  There are no unwritten oral agreements between the parties.
Section 19.  Brokerage:  Each party to this Agreement represents to the other that neither party has dealt with any broker or other intermediary with regard to the transaction contemplated by this Agreement.  Each party to this Agreement shall hereby indemnify and hold the other harmless against any claims for brokerage commissions or compensation from, or other claims of any kind (including reasonable attorneys’ fees and costs) arising out of a claim from, a broker, advisor or other similar person engaged by such party.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date written above.
SELLER: HAVERTY FURNITURE COMPANIES, INC. By: /s/ Richard B. Hare Name: Richard B. Hare Title: Executive Vice President & Chief Financial Officer

BUYERS:

HF COPPEL TX LANDLORD, LLC
HF LAKELAND FL LANDLORD, LLC
HF COLONIAL HEIGHTS VA LANDLORD, LLC

By:  STEF NLIP, LLC, its manager

By:  SunTrust Equity Funding, LLC, its manager

By:  /s/ Allison McLeod
Name:  Allison McLeod
Title:  Manager

SCHEDULE I

Properties

Address	City	State	Purchase Price

770 Gateway Blvd.	Coppell	TX	$37,437,182.00
7100 Havertys Way	Lakeland	FL	$24,518,627.00
1720 Port Walthall Drive	Colonial Heights	VA	$8,044,191.00

* Certain exhibits or schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibits, schedule and/or annex will be furnished to the U.S. Securities and Exchange Commission or its staff upon request.